UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 17, 2006

BriteSmile, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-17594	87-0410364

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane Walnut Creek, California		94598

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 17, 2006, BriteSmile, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2005. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The company will also post this document on its corporate website, www.britesmile.com, under the “company” link.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Current Report contains is material investor information that is not otherwise publicly available.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by BriteSmile, Inc. dated April 17, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BriteSmile, Inc.

By:	/s/ Kenneth Czaja

Kenneth Czaja
Chief Financial Officer

Date:  April 19, 2006